As filed with the Securities and Exchange Commission on July 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McKESSON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3207296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6555 State Hwy 161

Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

MCKESSON CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Lori A. Schechter

Executive Vice President, Chief Legal Officer and General Counsel

McKesson Corporation

6555 State Hwy 161

Irving, TX 75039

(Name and address of agent for service)

(972) 446-4800

(Telephone number, including area code, of agent for service)

Copy to:

Scott Lesmes

David M. Lynn

Morrison & Foerster LLP

2100 L Street NW, Suite 900

Washington, D.C. 20037

(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE PURSUANT

TO GENERAL INSTRUCTION E OF FORM S-8

Pursuant to a registration statement on Form S-8 (File No. 333-70501) filed with the Securities and Exchange Commission (the “Commission”) on January 12, 1999, McKesson Corporation, a Delaware corporation (the “Registrant”), registered a total of 1,100,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for sale under the Registrant’s 2000 Employee Stock Purchase Plan (formerly known as the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan) (as amended, the “2000 ESPP”). On August 26, 1999, November 14, 2002, November 6, 2007, and August 27, 2013, the Registrant filed a registration statement on Form S-8 (File Nos. 333-85965, 333-101210, 333-147182, and 333-190848) with the Commission, each to register an additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP. On July 22, 2022, the Registrant’s shareholders approved an amendment to the 2000 ESPP, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 2,000,000 shares to an aggregate of 23,100,000 shares. This Registration Statement covers the additional 2,000,000 shares of Common Stock reserved for sale under the 2000 ESPP as approved by the Registrant’s shareholders on July 22, 2022.

The information required in the Section 10(a) prospectus for the plan referenced above is included in documents being maintained and delivered by the Registrant as required by Rule 428 under the Securities Act of 1933, as amended.

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 FILED BY THE REGISTRANT ON JANUARY 12, 1999, AUGUST 26, 1999, NOVEMBER 14, 2002, NOVEMBER 6, 2007, AND AUGUST 27, 2013, AS REFERENCED ABOVE (FILE NOS. 333-70501, 333-85965, 333-101210, 333-147182, AND 333-190848), EXCEPT AS AMENDED HEREBY.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by reference:

1.

The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the Commission on May  9, 2022, including the portions of the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on June 9, 2022, specifically incorporated by reference in the Registrant’s Annual Report on Form 10-K;

2.	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 1, 2022, April 29, 2022 and July 25, 2022; and

3.

The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in its registration statement on Form S-3 filed with the Commission on March 2, 2020, File No. 333-236808, together with any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities offered hereby will be passed upon by Lori A. Schechter, Executive Vice President, Chief Legal Officer and General Counsel. Ms. Schechter owns, directly and indirectly, less than 1% of the outstanding shares of the Registrant’s Common Stock.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated herein by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

5.1	Opinion of Lori A. Schechter, Executive Vice President, Chief Legal Officer and General Counsel of the Registrant.

10.1	2000 Employee Stock Purchase Plan (Appendix C to the Form DEF 14A filed with the Commission on June 9, 2022, File No. 001-13252, is incorporated herein by reference).

23.1	Consent of Lori A. Schechter, Executive Vice President, Chief Legal Officer and General Counsel of the Registrant (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature page hereto).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on July 27, 2022.

McKESSON CORPORATION

By:	/s/ Lori A. Schechter
Name:	Lori A. Schechter
Title:	Executive Vice President, Chief Legal Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lori A. Schechter and Saralisa Brau, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 27, 2022.

Signature	Title

/s/ Brian S. Tyler Brian S. Tyler	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Britt J. Vitalone Britt J. Vitalone	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Napoleon B. Rutledge Jr. Napoleon B. Rutledge Jr.	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Richard H. Carmona Richard H. Carmona, M.D.	Director

/s/ Dominic J. Caruso Dominic J. Caruso	Director

/s/ W. Roy Dunbar W. Roy Dunbar	Director

/s/ James H. Hinton	Director
James H. Hinton

/s/ Donald R. Knauss Donald R. Knauss	Director

/s/ Bradley E. Lerman Bradley E. Lerman	Director

/s/ Linda P. Mantia Linda P. Mantia	Director

/s/ Maria Martinez Maria Martinez	Director

/s/ Susan R. Salka Susan R. Salka	Director

/s/ Kathleen Wilson-Thompson Kathleen Wilson-Thompson	Director